UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) November 11, 2008

Nexxus Lighting, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

0-23590	59-3046866
(Commission File Number)	(IRS Employer Identification No.)

124 Floyd Smith Drive, Suite 300, Charlotte, North Carolina	28262
(Address of Principal Executive Offices)	(Zip Code)

(704) 405-0416

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On November 11, 2008, Nexxus Lighting, Inc. (the “Company”) entered into a Preferred Stock and Warrant Purchase Agreement (the “Purchase Agreement”), with a limited number of accredited investors as set forth on Schedule I thereto (the “Purchasers”), containing customary representations, warranties and covenants. The transaction contemplated by the Purchase Agreement closed effective November 12, 2008 (the “Closing”). Pursuant to the Purchase Agreement, the Company sold approximately 1,500 units (the “Units”) at a price of $5,000.00 per unit (the “Stated Value”), resulting in aggregate consideration of $7,567,230, consisting of $3,974,600 in cash and cancellation of $3,592,630 million in principal amount of indebtedness and accrued interest (the “Private Placement”). The purchase price for the Units was payable either in cash or by the delivery to the Company of, and cancellation of all principal and accrued interest as of the date of the Closing on, the Company’s Secured Promissory Notes issued in June 2008 (the “June 2008 Notes”), with the aggregate amount of principal and interest on such cancelled June 2008 Notes being applied against the purchase price of the Units on a dollar for dollar basis.

Each Unit consists of one share of the Company’s Series A preferred stock, $.001 par value per share (the “Preferred Stock”) and a warrant to purchase 750 shares of the Company’s common stock, $.001 par value per share (“Common Stock”) exercisable at $6.40 per share, expiring three years from the date of issuance (the “Warrants”). A total of 1,135,083 Warrants were issued to the Purchasers at Closing pursuant to the Purchase Agreement.

The Preferred Stock is redeemable by the Company at any time, and all or a specified portion of the Preferred Stock is redeemable at the option of the holder upon consummation of a Qualified Offering (as such term is defined in the Certificate of Designations, Rights and Preferences of the Series A Preferred Stock, the “Certificate of Designations”). Holders of the Preferred Stock are entitled to dividends at the rate of 8% per annum, escalating to up to 16% per annum if, among other things, the Preferred Stock is not redeemed within twelve months after issuance or the Company breaches a covenant set forth in the Purchase Agreement. In addition, upon an event of default under the Purchase Agreement, purchasers of Units will have the right to designate one director to the Company’s board of directors. The Preferred Stock is non-voting.

At the option of the holder, the Preferred Stock is convertible at any time commencing four years after issuance into shares of the Company’s Common Stock at a conversion price equal to (A) the sum of the Stated Value of the Preferred Stock plus all accumulated dividends on such Preferred Stock, divided by (B) the greater of (i) $6.59 (the market value of the Common Stock immediately preceding the entering into of the Purchase Agreement plus a value of $0.125 for each share of Common Stock purchasable with a Warrant) and (ii) the market value of the Common Stock at 4:00 p.m. EST on the conversion date. The conversion price of the Preferred Stock is not subject to any price-based anti-dilution provisions. The conversion price of the Preferred Stock is subject to adjustment only for stock splits and similar events.

In the event of a Liquidation Event (as such term is defined in the Certificate of Designations), the holders of Preferred Stock shall be entitled to receive in cash out of the assets of the Company, before any amount shall be paid to the holders of any of the capital shares of the Company of any class junior in rank to the Preferred Stock, an amount per share equal to the Stated Value plus all accumulated dividends on such Preferred Stock (whether or not declared) to and including the date of the Liquidation Event.

The Warrants included in the Units are not exercisable until one year after they are issued. The exercise price of the Warrants is $6.40 per share (the market value of the Company’s Common Stock immediately preceding the entering into by the Purchasers of the Purchase Agreement plus $.05). There are no price-based anti-dilution provisions in the Warrants. The exercise price of the Warrants is subject to adjustment only for stock splits and similar events. The Warrants contain certain cash-less exercise provisions.

Additional Warrants may be issued to purchasers of the Units (the “Additional Warrants”). If all of the shares of Preferred Stock are not redeemed prior to the date which is six months after the Closing (the “First Deadline”), then the Company will issue to the holders of the Preferred Stock, Additional Warrants to purchase an aggregate number of shares of Common Stock equal to 50% of the number of shares of Common Stock which may be purchased upon exercise of the Warrants issued at the Closing. If all of the shares of Preferred Stock are not redeemed prior to the first anniversary of the Closing (the “Second Deadline”), then the Company shall issue to the holders of the Preferred Stock, Additional Warrants to purchase an aggregate number of shares of Common Stock equal to 50% of the number of shares of Common Stock which may be purchased upon exercise of the Warrants issued at the Closing. If the Preferred Stock is redeemed after the First Deadline, but before the Second Deadline, Additional Warrants will be issued based on the number of days elapsed after the First Deadline. All Additional Warrants shall be in the same form as the Warrants, except the exercise period shall be for three years commencing on the date of issuance.

In connection with the Private Placement, the Company paid the placement agent at Closing a fee equal to the sum of (a) five percent (5%) of the gross proceeds received by the Company in cash from the sale of Units and (b) two and one-half percent (2.5%) of the gross proceeds received by the Company from the sale of Units in the offering in the form of cancellation of indebtedness. The fee was paid by issuing to the Placement Agent and/or its designees at the Closing such number of Units having a purchase price equal to the aggregate amount of the fee. A total of 57.71 Units were issued to the Placement Agent and/or its designees at Closing, consisting of 57.71 shares of Preferred Stock and 43,283 Warrants.

Also, in connection with the Private Placement, pursuant to existing contractual rights, the exercise price of certain warrants to purchase an aggregate of 218,750 shares of the Company’s Common Stock (the “June 2008 Warrants”) issued to the holders of the June 2008 Notes was reset to the exercise price of the Warrants in the Private Placement. In addition, the Company and each holder of the June 2008 Warrants agreed in the Purchase Agreement that under no circumstances shall any further price based adjustment be made to the exercise price of the June 2008 Warrants.

In addition, in connection with the Private Placement, the officers, directors and certain key employees of the Company and its subsidiaries (the “Holders”) have entered into lock-up agreements (each, a “Lock-up Agreement”) pursuant to which, among other things, each Holder has agreed not to sell shares of the Company’s Common Stock beneficially owned by such Holder until all of the Preferred Stock has been redeemed, except as otherwise set forth therein. The Lock-up Agreement terminates with respect to each such Holder at such time as the Holder is not an officer, director or key employee of the Company or its subsidiaries.

The purchasers of the Units were the holders of the June 2008 Notes and certain other existing stockholders of the Company or their affiliates. The stockholders of the Company participating in the Private Placement have certain contractual preemptive rights to purchase the Units pursuant to a Common Stock and Warrant Purchase Agreement, dated December 7, 2006.

Neither the Preferred Stock, the Warrants, the Additional Warrants, if any, nor the shares of Common Stock which may be acquired upon conversion of the Preferred Stock or exercise of the Warrants, or the Additional Warrants, if any, have been registered for sale under the Securities Act of 1933, as amended (the “Securities Act”), and may not be offered or sold in the United States absent registration under the Securities Act or an applicable exemption from the registration requirements. The issuance and sale of the Preferred Stock and Warrants was made in reliance upon the exemption provided in Section 4(2) of the Securities Act and/or Regulation D promulgated under the Securities Act. No form of general solicitation or general advertising was conducted in connection with the issuance. Each of the certificates representing the Preferred Stock and Warrants contains restrictive legends preventing the sale, transfer or other disposition of such Preferred Stock and Warrants, unless registered under the Securities Act, or pursuant to an exemption therefrom. The disclosure about the Private Placement contained in this current report does not constitute an offer to sell or a solicitation of an offer to buy any securities of the Company, and is made only as required under applicable rules for filing current reports with the Securities and Exchange Commission (the “SEC”), and as permitted under Rule 135c under the Securities Act.

Copies of the Purchase Agreement, the form of Warrant, the form of Lock-up Agreement and the Certificate of Designations are attached hereto, and are incorporated herein by reference. The summary contained in this current report is qualified in its entirety by reference to the more detailed terms of such documents filed herewith as exhibits, and investors are encouraged to review the full text of such documents.

The net proceeds of the Private Placement will be used by the Company for working capital and other general corporate purposes.

No representation, warranty, covenant, or agreement contained in the Purchase Agreement or the other Transaction Documents (as defined in the Purchase Agreement) is, or should be construed as, a representation or warranty by the Company to any person other than the accredited investors who are Purchasers in the Private Placement, or a covenant or agreement of the Company or such accredited investors with any other person. Investors are cautioned about relying on representations, warranties, covenants, and agreements contained in the Purchase Agreement and/or the Transaction Documents. The representations and warranties in the Purchase Agreement and/or the Transaction Documents may be qualified by information that has not been filed with the SEC, may be qualified by materiality standards that differ from what may be viewed as material for securities law purposes, and represent an allocation of risk as between the parties as part of the transaction reflected in the Purchase Agreement and/or the Transaction Documents. Moreover, the representations and warranties may become incorrect after the date of the Purchase Agreement and/or the Transaction Documents, and changes, if any, may not be reflected in the Company’s public disclosures. The covenants and agreements contained in the Purchase Agreement and/or the Transaction Documents are solely for the benefit of the Company and the Purchasers, and compliance with each covenant and agreement may be waived, and the time for performance under each covenant and agreement may be extended, by the party entitled to the benefit of the covenant or agreement.

Item 1.02	Termination of a Material Definitive Agreement.

The disclosure under Item 1.01 is incorporated by reference in its entirety in this Item 1.02. At Closing, an aggregate of $3.5 million in principal amount plus approximately $93,000 in accrued but unpaid interest on the June 2008 Notes was cancelled in exchange for the issuance of approximately 719 Units in the Private Placement. The aggregate amount of principal and interest on such cancelled June 2008 Notes was applied against the purchase price of the Units on a dollar for dollar basis. All of the Company’s obligations to the holders of the June 2008 Notes were satisfied at Closing and, except for the June 2008 Warrants, all of the agreements relating to the June 2008 Notes were terminated at Closing.

Item 3.02	Unregistered Sales of Equity Securities.

The disclosure under Item 1.01 is incorporated by reference in its entirety in this Item 3.02. The Company issued and sold its securities in the Private Placement pursuant to an exemption from registration under Section 4(2) of the Securities Act and/or Regulation D promulgated under the Securities Act. Each of the Purchasers has represented to the Company that such Purchaser is an “accredited investor” within the meaning of Rule 501 of Regulation D promulgated under the Securities Act.

Item 3.03	Material Modification to Rights of Security Holders.

Following the issuance of the Preferred Stock, unless all of the shares of Preferred Stock have been redeemed, or the holders of a majority of the then outstanding shares of Preferred Stock shall otherwise consent in writing, except for the Preferred Stock, the Company shall not redeem or re-purchase for cash any Common Stock or other equity security or security (other than convertible debt) exercisable to purchase any equity security of the Company, or pay or declare any cash dividend or other cash distribution in respect thereof.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective November 10, 2008, the Company filed a Certificate of Designations with the Delaware Secretary of State establishing the rights, preferences, privileges and restrictions applicable to the Preferred Stock. The information regarding the terms of the Preferred Stock set forth in Item 1.01 is incorporated into this Item 5.03 by reference. The foregoing description of the Certificate of Designations in Item 1.01 is a summary only, and is qualified in its entirety by reference to the full text of the Certificate of Designations, which is filed as Exhibit 3.1 hereto and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
3.1	Certificate of Designations, Preferences and Rights of Series A Preferred Stock of Nexxus Lighting, Inc.

10.1	Preferred Stock and Warrant Purchase Agreement by and between the Company and each Purchaser set forth on Schedule I thereto, dated as of November 11, 2008.

10.2	Form of Common Stock Purchase Warrant.

10.3	Form of Lock-Up Agreement.

99.1	Press Release dated November 13, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

November 13, 2008	NEXXUS LIGHTING, INC.

/s/ John C. Oakley
	Name:	John C. Oakley
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
3.1	Certificate of Designations, Preferences and Rights of Series A Preferred Stock of Nexxus Lighting, Inc.

10.1	Preferred Stock and Warrant Purchase Agreement by and between the Company and each Purchaser set forth on Schedule I thereto, dated as of November 11, 2008.

10.2	Form of Common Stock Purchase Warrant.

10.3	Form of Lock-Up Agreement.

99.1	Press Release dated November 13, 2008